EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 8, 1998 included in Urstadt Biddle Properties Inc.'s (formerly HRE Properties, Inc.) Annual Report on Form 10-K for the year ended October 31, 1997 and to all references to our Firm included in this Registration Statement.

                                                        /s/  Arthur Andersen LLP
                                                        ------------------------
                                                        Arthur Andersen LLP

New York, New York
September 24, 1998